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      WIRELESS ONE TO IMPLEMENT RESTRUCTURING AGREEMENT THROUGH
                 PRENEGOTIATED PLAN OF REORGANIZATION

    Video and Data Services and Payment of Employees and Vendors,
                       Will Continue as Normal


JACKSON, MISS., Feb. 11, 1999 - Wireless One, Inc. (OTC Bulletin Board
- WIRL) announced today that it has reached an agreement (the "Bondholders Agreement") for a financial reorganization with certain holders of its two series of unsecured senior notes (collectively, the "Senior Notes"), including the members of the unofficial ad hoc committee of holders of the Senior Notes (the "Committee"). Pursuant to the Bondholders Agreement, Wireless One will file a voluntary petition today under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Court").

     Under the plan contemplated by the Bondholders Agreement, Wireless One will eliminate the approximately $327 million of indebtedness represented by the Senior Notes, allowing it to continue operations on a stronger financial footing.

     Concurrently, Wireless One announced that at the time of filing it will seek Court approval of a proposed agreement providing for approximately $18.9 million in debtor-in-possession ("DIP") financing. Proceeds of the DIP financing will be used to refinance approximately $14.9 million of principal, interest and related fees on outstanding notes that the DIP lender had purchased under a pre-petition Senior Secured Discretionary Note Facility, to pay certain transaction costs and expenses, and to finance the Company's business plan during the bankruptcy proceedings.

     Henry Burkhalter, president and chief executive officer of Wireless One, said the Company expects to continue to provide uninterrupted service to its video and data subscribers and customers and continue to pay its employee salary, wages and benefits throughout the reorganization process. The Company stated that it will seek immediate Court approval to pay prepetition debt owed to trade creditors who continue to do business with the Company on the same terms that they did prior to the filing of the petition.

                               - more -

      "Since we began to work on restructuring our finances last year, our objective has always been to limit the impact on our operations," Burkhalter said. "Filing with a prenegotiated agreement under Chapter 11 allows Wireless One both the stability to effectively restructure its finances and the capacity to continue normal operations and emerge a stronger, more viable Company."

     The Bondholders Agreement contemplates that the Company will file and seek approval of a plan of reorganization under which the holders of the Senior Notes would receive 96 percent of the outstanding common stock of the reorganized company in exchange for cancellation of the Senior Notes. Existing stockholders of the Company would receive, in exchange for the cancellation of the existing common stock of the Company, 4 percent of the common stock of the reorganized Company, together with warrants to purchase 10 percent of the new common stock on a fully diluted basis.

     Under the Bondholders Agreement, a new employee stock option plan would be adopted and certain employees would be provided with other incentives to complete the reorganization and work to increase the Company's enterprise value after completion of the reorganization.

     The Company stated that it expects to file a plan of reorganization and a disclosure statement reflecting the terms of the Bondholders Agreement as soon as possible. The noteholders who have signed the Bondholders Agreement have represented to the Company that they hold an aggregate of approximately 46 percent of the outstanding Senior Notes. In addition, the Company stated that it has had discussions with certain other noteholders and expects that additional holders of approximately an aggregate of seven percent of the outstanding Senior Notes will agree to the terms of the Bondholders Agreement, which would bring the total amount of Senior Notes subject to the Bondholders Agreement to approximately 53 percent of the outstanding Senior Notes. Confirmation of a plan of reorganization will be subject to approval of the Court and will require, among other things, approval of the plan by a majority of the voting noteholders who must hold at least two-thirds in amount of the claims represented by the Senior Notes. Completion of the reorganization will also require consent of the F.C.C.

     The Bondholders Agreement assumes that certain asset dispositions will be made or additional financing will be obtained, subject to Committee and Court approval, in order to repay the DIP financing and provide the Company with adequate working capital after its emergence from bankruptcy. The Company has no agreements providing for any asset dispositions or financing, and there can be no assurance that any such dispositions will occur or that such financing will be available.

     The agreements relating to the DIP financing are publicly available through the Court. Term sheets summarizing the terms of the plan of reorganization contemplated under the Bondholders Agreement and the terms of the DIP financing, and certain other information, will be contained in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

                               - more -

WIRELESS ONE, INC.

     Wireless One, Inc., a Broadband Wireless Access provider, owns, develops and operates wireless video and data systems in eleven contiguous states in the Southeast U.S. The Company's exclusive licenses in the Multi-point Multi-channel Distribution System ("MMDS") and Wireless Communications Spectrum ("WCS") allow them to reach an estimated 7,700,000 households and 700,000 businesses in 67 markets. The Company currently has over 104,000 subscribers.

     The Company provides wireless service to single family homes, multiple dwelling properties, educational institutions and small to medium businesses. The Company has a marketing alliance with DIRECTV<O`> that enables it to provide expanded programming via Direct Broadcast Satellite signal to single family homes and multiple dwelling properties. In addition, the Company owns a 50 percent interest in a joint venture, Wireless One of North Carolina, L.L.C., that holds exclusive MMDS and WCS licenses in 13 North Carolina markets covering an additional 3,000,000 households and 290,000 businesses.

FORWARD-LOOKING STATEMENTS

     Certain statements made in this press release, including statements that are not a statement of historical fact, may constitute "forward-looking" statements as defined in the Securities Act of 1933, as amended. Such statements include, without limitation, statements regarding future liquidity, cash needs and alternatives to address capital needs, and are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend," and similar words or phrases.

     Important factors that could cause actual results to differ materially from the Company's expectations include, without limitation, Court approval of any plan of reorganization and of the proposed DIP financing and any other needed approvals, execution of the proposed agreement providing for DIP financing and the satisfaction of the conditions set forth in that agreement, including conditions to the availability of funds outlined in the term sheet attached to the Company's Form 8-K referred to above, the ability of the Company to consummate asset dispositions and/or to obtain financing as necessary in order to emerge from bankruptcy and the terms and conditions of any such dispositions and financing, the possible need for additional DIP financing if the Company's emergence from bankruptcy is delayed, the future amount of the Company's negative cash flow, the future results of the Company's operations, resolution of the Company's supply needs for modems used in the Company's high-speed product, business opportunities that may be presented to and pursued by the Company, changes in laws or regulations, uncertainty of the Company's ability to obtain FCC authorizations, competition, regulatory restrictions, physical limitations of wireless cable transmission, changes in general business and economic conditions in the Company's operation regions

                               - more -
and issues arising from Year 2000 information technology issues, many of which are beyond the control of the Company. Further information regarding these and other factors that might cause future results to differ from those projected in the forward-looking statements is described in more detail under the heading "Factors That May Affect Future Results of the Company" in the Company's Form 10-K for the year ended December 31, 1997 and under the heading "Cautionary Statements" in the Company's Form 10-Q for the quarter ended September 30, 1998.

                                # # #

EDITORS NOTE: More information about Wireless One is available on the Internet at www. wirelessone.com.